                                                                     Exhibit 1.1

                                290,000 Shares

                                 ABIOMED, INC.

                                  Common Stock


                           PLACEMENT AGENCY AGREEMENT

                                                              November ___, 1997


BANCAMERICA ROBERTSON STEPHENS
555 California Street
Suite 2600
San Francisco, California 94104

UBS SECURITIES LLC
299 Park Avenue
New York, NY  10171

Ladies/Gentlemen:

     ABIOMED, Inc., a Delaware corporation (the "Company"), proposes to offer
                                                 -------
and sell 290,000 shares of its Common Stock, $.0l par value per share (the

"Shares"), to certain investors (collectively, the "Investors").  The Shares are
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more fully described in the Registration Statement defined below.  The Company hereby confirms its agreements with you as follows:

     1.  Agreement to Act as Placement Agents.  On the basis of the
         ------------------------------------
representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, BancAmerica Robertson Stephens and UBS Securities LLC (individually a "Placement Agent" and
                                                 ---------------
collectively the "Placement Agents") agree to act as the Company's exclusive
                  ----------------
placement agents, on a reasonable efforts basis, in connection with the issuance and sale by the Company of the Shares to the Investors. As compensation for services rendered, on the Closing Date, the Company shall pay to the Placement Agents, by wire transfer of immediately available funds to an account or accounts designated by the Placement Agents, an amount equal to 5.45% of the gross proceeds received by the Company from the sale of the Shares at a price of $___ per share. All shares of Common Stock, $.0l per value per share, of the Company to be outstanding after giving effect to the sales contemplated hereby, including the Shares, are hereinafter referred to as "Common Stock." Each
                                                      ------------
Placement Agent may, in its sole discretion, retain one or more sub-Placement Agents, upon prior notice to the Company, and currently only Gilford Securities Incorporated ("Gilford") has been retained as a sub-Placement Agent, to whom
               -------
BancAmerica Robertson Stephens shall pay a fee equivalent to ___% of its commission described above promptly upon receipt of such commissions from the Company.

     2.  Delivery and Payment.
         --------------------

          (a) On or before the third business day following the date hereof (the "Closing Date") (as defined below), BancAmerica Robertson Stephens shall notify
 ------------
the Company of the total number of Shares for which the Placement Agents have received and confirmed orders to purchase in the offering at a purchase price acceptable to the Company (the "Purchased Shares"). Notwithstanding anything to
                                ----------------
the contrary in this Agreement, the Company reserves the right to reject any order in whole or in part.

          (b) On the Closing Date, the Company shall cause its transfer agent, through the Depository Trust Corporation ("DTC"), to credit "free of payment"
                                           ---
the total number of Purchased Shares to the account of BancAmerica Robertson Stephens, to be held in the name and for the benefit of the Company (the

"Nominee Account").  BancAmerica Robertson Stephens will, in turn, cause DTC to
----------------
credit the account of each Investor through DTC with the number of Purchased Shares purchased by such Investor against receipt of the full purchase price for such Purchased Shares in the Nominee Account. On the Closing Date, BancAmerica Robertson Stephens shall cause to be paid to the Company, by wire transfer of immediately available funds to a bank account or accounts designated by the Company, the gross proceeds from the sale of the Purchased Shares in the offering which have been credited to the Nominee Account. With respect to any Purchased Shares for which an Investor or Investors has not credited payment in full to the Nominee Account by the Closing Date (or such later date as the Company and the Placement Agents may agree), BancAmerica Robertson Stephens shall, through DTC, cause such Shares to be returned to the Company's transfer agent for the Company's account. The Placement Agents shall have no liability to the Company for any Purchased Shares credited to the Nominee Account for which payment of the purchase price for such Shares is not, in turn, credited to the Nominee Account as long as such Shares are returned to the Company's transfer agent through DTC.

     3.  Representations, Warranties and Agreements of the Company.
         ---------------------------------------------------------

          The Company represents and warrants to and agrees with the Placement Agents and Gilford that:

          (a) A registration statement on Form S-3 (File No. 333-36657) with respect to the Shares, including a prospectus subject to completion, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the applicable rules and regulations
                              ---
(the "Rules and Regulations") of the Securities and Exchange Commission (the
      ---------------------
"Commission") under the Act and has been filed with the Commission; such pre-
-----------
and post-effective amendments to such registration statement, such amended prospectuses subject to completion and such abbreviated registration statements pursuant to Rule 462(b) of the Rules and Regulations as may have been required prior to the date hereof have been similarly prepared and filed with the Commission; and the Company will file such additional amendments to such registration statement, such amended prospectuses subject to completion and such abbreviated registration statements as may hereafter be required. Copies of such registration statement and amendments of each related prospectus subject to completion (the "Preliminary
                 -----------

Prospectuses"), including all documents incorporated by reference therein, and
------------
of any abbreviated registration statement pursuant to Rule 462(b) of the Rules and Regulations have been delivered to you or your counsel. The Company and the transactions contemplated by this Agreement meet the requirements for using Form S-3 under the Act.

          If the registration statement and any post-effective amendment thereto relating to the Shares has been declared effective under the Act by the Commission, the Company will prepare and promptly file with the Commission the information omitted from the registration statement pursuant to Rule 430A(a) or, if BancAmerica Robertson Stephens, on behalf of the several Placement Agents, shall agree to the utilization of Rule 434 of the Rules and Regulations, the information required to be included in any term sheet filed pursuant to Rule 434(b) or (c), as applicable, of the Rules and Regulations pursuant to subparagraph (1), (4) or (7) of Rule 424(b) of the Rules and Regulations or as part of a post-effective amendment to the registration statement (including a final form of prospectus). If the registration statement or any post-effective amendment thereto relating to the Shares has not been declared effective under the Act by the Commission, the Company will prepare and promptly file an amendment to the registration statement, including a final form of prospectus, or, if BancAmerica Robertson Stephens, on behalf of the several Placement Agents, shall agree to the utilization of Rule 434 of the Rules and Regulations, the information required to be included in any term sheet filed pursuant to Rule 434(b) or (c), as applicable, of the Rules and Regulations. The term "Registration Statement" as used in this Agreement shall mean such registration
-----------------------
statement, including financial statements, schedules and exhibits, in the form in which it became or becomes, as the case may be, effective (including, if the Company omitted information from the registration statement pursuant to Rule 430A(a) or files a term sheet pursuant to Rule 434 of the Rules and Regulations, the information deemed to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) or Rule 434(d) of the Rules and Regulations) and, in the event of any amendment thereto or the filing of any abbreviated registration statement pursuant to Rule 462(b) of the Rules and Regulations relating thereto after the effective date of such registration statement, shall also mean (from and after the effectiveness of such amendment or the filing of such abbreviated registration statement) such registration statement as so amended, together with any such abbreviated registration statement. The term "Prospectus" as used in this Agreement shall mean the
                      ----------
prospectus relating to the Shares as included in such Registration Statement at the time it becomes effective (including, if the Company omitted information from the Registration Statement pursuant to Rule 430A(a) of the Rules and Regulations, the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 430A(b) of the Rules and Regulations), provided, however, that if in reliance on Rule 434 of the Rules
              --------  -------
and Regulations and with the consent of BancAmerica Robertson Stephens, on behalf of the several Placement Agents, the Company shall have provided to the Placement Agents a term sheet pursuant to Rule 434(b) or (c), as applicable, prior to the time that a confirmation is sent or given for purposes of Section 2(10)(a) of the Act, the term "Prospectus" shall mean the "prospectus subject to
                               ----------
completion" (as defined in Rule 434(g) of the Rules and Regulations) last provided to the Placement Agents by the Company and circulated by the Placement Agents to all prospective purchasers of the Shares (including the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 434(d) of the Rules and Regulations). Notwithstanding the foregoing, if any revised prospectus shall be provided to the Placement Agents by the Company for use in connection with the offering of the Shares that differs from the prospectus referred to in the immediately preceding sentence (whether or not such revised prospectus is required to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations), the term "Prospectus" shall refer to
                                                     ----------
such revised prospectus from and after the time it is first provided to the Placement Agents for such use. If in reliance on Rule 434 of the Rules and Regulations and with the consent of BancAmerica Robertson Stephens, on behalf of the several Placement Agents, the Company shall have provided to the Placement Agents a term sheet pursuant to Rule 434(b) or (c), as applicable, prior to the time that a confirmation is sent or given for purposes of Section 2(10)(a) of the Act, the Prospectus and the term sheet, together, will not be materially different from the prospectus in the Registration Statement. Any reference to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the Registration Statement or the Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which, upon filing, are incorporated by
                       ------------
reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used in this Agreement, the term "Incorporated Documents" means the documents which
                             -----------------------
at the time are incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto.

          (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or instituted proceedings for that purpose, and each such Preliminary Prospectus has conformed in all material respects to the requirements of the Act and the Rules and Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at the time the Registration Statement became or becomes, as the case may be, effective and at all times subsequent thereto up to and on the Closing Date (hereinafter defined), (i) the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained and will contain all material information required to be included therein by the Act and the Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations, (ii) the Registration Statement, and any amendments or supplements thereto, did not and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) the Prospectus, and any amendments or supplements thereto, did not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the
                                            --------  -------
representations and warranties contained in this subparagraph (b) shall apply to information contained in or omitted from the Registration Statement or Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information relating to any Placement Agent furnished to the Company by such Placement Agent specifically for use in the preparation thereof.

     The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and no such further amendment will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (c) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation (or, with respect to Abiomed Limited Partnership (the "Partnership"), is duly and validly organized and
                          -----------
validly existing as a limited partnership under the laws of the Commonwealth of Massachusetts and has all requisite partnership power and authority), with full power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Prospectus; the Company owns all of the outstanding capital stock of its subsidiaries (other than the Partnership) and, together with its subsidiaries, owns 61.7% of the partnership interests of the Partnership, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest; each of the Company and its subsidiaries is duly qualified to do business as a foreign corporation (or, with respect to the Partnership, as a foreign limited partnership) and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the financial condition, earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise; no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification; each of the Company and its subsidiaries is in possession of and operating in compliance with all authorizations, licenses, approvals, certificates, consents, orders and permits from state, federal and other domestic and foreign regulatory authorities, including, without limitation, the United States Food and Drug Administration (the "FDA"),
                                                                         ---
which are material to the conduct of its business, all of which are valid and in full force and effect; neither the Company nor any of its subsidiaries is in violation of its respective charter or bylaws (or, with respect to the Partnership, its Limited Partnership Agreement) or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material bond, debenture, note or other evidence of indebtedness, or in any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective properties may be bound; neither the Company nor any of its subsidiaries is in material violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or over their respective properties of which it has knowledge; neither the Company nor any of its subsidiaries is in material violation of the Food, Drug and Cosmetic Act, as amended, or any of the rules and regulations of the FDA, including the FDA's Quality System Regulations, or of the rules and regulations of any other federal, state or foreign regulatory body or agency; there is not any pending or, to the best of the Company's knowledge, threatened FDA enforcement action against the Company or any of its subsidiaries; and to the best of the Company's knowledge there is not any pending or threatened investigation by the FDA of the Company or any of its subsidiaries or any of their products. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than ABIOMED Cardiovascular, Inc., ABIODENT, Inc., ABIOMED R&D, Inc., ABD Holding Company, Inc., Abiomed Research & Development, Inc. and the Partnership (collectively, the "subsidiaries").
                    -------------

          (d) The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement on the part of the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles; the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a material breach or violation of any of the terms and provisions of, or constitute a default under,
(i) any bond, debenture, note or other evidence of indebtedness, or under any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or any of their respective properties may be bound, (ii) the charter or bylaws of the Company or any of its subsidiaries, or (iii) to the knowledge of the Company, any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or over any of their respective properties. No consent, approval, authorization or order of or qualification with any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or over their respective properties is required for the execution and delivery of this Agreement and the consummation by the Company or any of its subsidiaries of the transactions herein contemplated, except such as may be required by the National Association of Securities Dealers, Inc. (the "NASD")
                                                                       ----
with respect to the listing of the additional shares of Common Stock to be offered hereby on The Nasdaq National Market or as may be required under the Act or under state or other securities or Blue Sky laws, all of which requirements have been satisfied in all material respects.

          (e) There is not any pending or, to the best of the Company's knowledge, threatened action, suit, claim or proceeding against the Company, any of its subsidiaries or any of their respective officers or any of their respective properties, assets or rights before any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or over their respective officers or properties or otherwise which (i) might result in any material adverse change in the financial condition, earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise or might materially and adversely affect their properties, assets or rights considered as one enterprise, (ii) might prevent consummation of the transactions contemplated hereby or (iii) is required to be disclosed in the Registration Statement or Prospectus and is not so disclosed; and there are no agreements, contracts, leases or documents of the Company or any of its subsidiaries of a character required to be described or referred to in the Registration Statement or Prospectus or any

Incorporated Document or to be filed as an exhibit to the Registration Statement or any Incorporated Document by the Act or the Rules and Regulations or by the Exchange Act or the rules and regulations of the Commission thereunder which have not been accurately described in all material respects in the Registration Statement or Prospectus or any Incorporated Document or filed as exhibits to the Registration Statement or any Incorporated Document.

          (f) All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and the authorized and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" and conforms in all material respects to the statements relating thereto contained in the Registration Statement and the Prospectus and any Incorporated Document (and such statements correctly state the substance of the instruments defining the capitalization of the Company); the Shares have been duly authorized for issuance and sale to the Investors pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable, and will be sold free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest; and no preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders exists with respect to any of the Shares or the issuance and sale thereof other than those that have been expressly waived prior to the date hereof and those that will automatically expire upon the consummation of the transactions contemplated on the Closing Date. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale or transfer of the Shares except as may be required under the Act or the Exchange Act, under state or other securities or Blue Sky laws or with respect to the listing of the Shares on The Nasdaq National Market. All issued and outstanding shares of capital stock of each subsidiary of the Company (other than the Partnership) have been duly authorized and validly issued and are fully paid and nonassessable, all partnership interests in the Partnership are duly and validly created and issued limited partnership interests, and such shares of capital stock and partnership interests were not issued in violation of or subject to any preemptive right, or other rights to subscribe for or purchase shares or partnership interests, as applicable, and are owned by the Company free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, except for Abiomed Limited Partnership of which the Company and its subsidiaries collectively own 61.7% of the outstanding partnership interests. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company, and the related notes thereto, included or incorporated by reference in the Prospectus, neither the Company nor any of its subsidiaries has any outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth or incorporated by reference in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

          (g) Arthur Andersen LLP, which has examined the consolidated balance sheets of the Company, together with the related schedules and notes, as of March 31, 1996 and 1997 and the related consolidated statements of operations, stockholders' investment and cash flows for each of the three (3) years in the period ended March 31, 1997 filed with the Commission as a part of the Registration Statement, which are included in the Prospectus, are independent accountants within the meaning of the Act and the Rules and Regulations; the audited consolidated financial statements of the Company, together with the related schedules and notes, and the unaudited consolidated financial information, forming part of the Registration Statement and Prospectus, fairly present the financial position and the results of operations of the Company and its subsidiaries at the respective dates and for the respective periods to which they apply; and all audited consolidated financial statements of the Company, together with the related schedules and notes, and the unaudited consolidated financial information, filed with the Commission as part of or incorporated by reference into the Registration Statement, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as may be otherwise stated therein. The selected and summary financial and statistical data included or incorporated by reference in the Registration Statement present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements presented therein. No other financial statements or schedules are required to be included or incorporated by reference in the Registration Statement.

          (h) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been (i) any material adverse change in the financial condition, earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise, (ii) any transaction that is material to the Company and its subsidiaries considered as one enterprise, except transactions entered into in the ordinary course of business, (iii) any obligation, direct or contingent, that is material to the Company and its subsidiaries considered as one enterprise, incurred by the Company or its subsidiaries, except obligations incurred in the ordinary course of business, (iv) any change in the capital stock, partnership interests or outstanding indebtedness of the Company or any of its subsidiaries that is material to the Company and its subsidiaries considered as one enterprise, (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of its subsidiaries, or (vi) any loss or damage (whether or not insured) to the property of the Company or any of its subsidiaries which has been sustained or will have been sustained which has a material adverse effect on the financial condition, earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise.

          (i) Except as set forth in the Registration Statement and Prospectus and any Incorporated Document, (i) each of the Company and its subsidiaries has good and marketable title to all properties and assets described in the Registration Statement and Prospectus and any Incorporated Document as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, other than such as would not have a material adverse effect on the financial condition, earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise, (ii) the agreements to which the Company or any of its subsidiaries is a party described in the Registration Statement and Prospectus and any Incorporated Document are valid agreements, enforceable by the Company and its subsidiaries (as applicable), except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles and, to the best of the Company's knowledge, the other contracting party or parties thereto are not in material breach or material default under any of such agreements, and (iii) each of the Company and its subsidiaries has valid and enforceable leases for all properties described in the Registration Statement and Prospectus and any Incorporated Document as leased by it, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. Except as set forth in the Registration Statement and Prospectus and any Incorporated Document, the Company owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted.

          (j) The Company and its subsidiaries have timely filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes shown thereon as due, and there is no tax deficiency that has been or, to the best of the Company's knowledge, might be asserted against the Company or any of its subsidiaries that might have a material adverse effect on the financial condition, earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise; and all material tax liabilities are adequately provided for on the books of the Company and its subsidiaries.

          (k) The Company and its subsidiaries maintain insurance with insurers of recognized financial responsibility of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, product liability insurance, insurance covering real and personal property owned or leased by the Company or its subsidiaries against theft, damage, destruction, acts of vandalism, and insurance covering all other risks customarily insured against, all of which insurance is in full force and effect; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the financial condition, earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise.

          (l) To the best of the Company's knowledge, no labor disturbance by the employees of the Company or any of its subsidiaries exists or is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, subcontractors, dealers or distributors that might be expected to result in a material adverse change in the financial condition, earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise. No collective bargaining agreement exists with any of the Company's or any of its subsidiaries' employees and, to the best of the Company's knowledge, no such agreement is imminent.

          (m) Each of the Company and its subsidiaries owns or possesses adequate rights to use all patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names and copyrights (collectively, "Intellectual Property Rights") which are necessary to
-----------------------------
conduct its business as described in the Registration Statement and Prospectus and any Incorporated Document; the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of the Company by others with respect to any Intellectual Property Rights; and, except as disclosed in the Registration Statement, the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a material adverse effect on the financial condition, earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise; and to the knowledge of the Company, none of the patents owned by the Company or any of its subsidiaries are unenforceable or invalid. The Company has duly and properly filed or caused to be filed with the United States Patent and Trademark Office (the "PTO") and
                                                                  ---
applicable foreign and international patent authorities all patent applications described or referred to in the Prospectus, and believes it has complied with the PTO's duty of candor and disclosure for each of the United States patent applications described or referred to in the Prospectus; the Company is unaware of any facts which would preclude the grant of a patent from each of the patent applications described or referred to in the Prospectus; and the Company has no knowledge of any facts which would preclude it from having clear title to its patent applications described or referred to in the Prospectus.

          (n) The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on The Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from The Nasdaq National Market, nor has the Company received any notification that the Commission or the NASD is contemplating terminating such registration or listing.

          (o) The Company has been advised concerning the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder,
                          --------
and has in the past conducted, and intends in the future to conduct, its affairs in such a manner as to ensure that it will not become an "investment company" or a company "controlled" by an "investment company" within the meaning of the 1940 Act and such rules and regulations. Neither the Company nor any of its subsidiaries is, nor will the Company or any of its subsidiaries become upon the sale of the Shares and the application of the proceeds therefrom as described in the Prospectus under the caption "Use of Proceeds," an "investment company" or a person controlled by an "investment company" within the meaning of the 1940 Act.

          (p) The Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectuses, the Prospectus, the Registration Statement and other materials, if any, permitted by the Act.

          (q) Neither the Company nor any of its subsidiaries has at any time during the last five (5) years (i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

          (r) The Company has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

          (s) Except as set forth in the Registration Statement and Prospectus and any Incorporated Document, (i) the Company and each of its subsidiaries is in compliance in all material respects with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") which are
                                          ------------------
applicable to its business, (ii) neither the Company nor any of its subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim is required to be disclosed in the Registration Statement, the Prospectus or any Incorporated Document,
(iii) in the reasonable judgment of the Company based on the Company's knowledge of facts and circumstances, neither the Company nor any of its subsidiaries will be required to make future material capital expenditures to comply with Environmental Laws and (iv) no property which is owned, leased or occupied by the Company or any subsidiary has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. (S) 9601, et seq.), or otherwise designated as a contaminated
                             -- ----
site under applicable state or local law.

          (t) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (u) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them, except as disclosed in the Registration Statement and the Prospectus and any Incorporated Document.

          (v) The Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

          (w) To the best of the Company's knowledge, no officer of the Company, director of the Company or securityholder of 5% or more of any class of the Company's securities has an "association" or "affiliation" with any member of the NASD, within the meaning of Rule 2710 of the Conduct Rules of the NASD. The Company does not have an

"association" or "affiliation" with any member of the NASD, within the meaning of Rule 2710 of the Conduct Rules of the NASD.

     4.  Further Agreements of the Company.  The Company agrees with the
         ---------------------------------
Placement Agents that:

          (a) The Company will use its best efforts to cause the Registration Statement and any post-effective amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective as promptly as possible; the Company will use its best efforts to cause any abbreviated registration statement pursuant to Rule 462(b) of the Rules and Regulations as may be required subsequent to the date the Registration Statement is declared effective to become effective as promptly as possible; the Company will notify you, promptly after it shall receive notice thereof, of the time when the Registration Statement, any subsequent amendment to the Registration Statement or any abbreviated registration statement has become effective or any supplement to the Prospectus has been filed; if the Company omitted information from the Registration Statement at the time it was originally declared effective in reliance upon Rule 430A(a) of the Rules and Regulations, the Company will provide evidence satisfactory to you that the Prospectus contains such information and has been filed, within the time period prescribed, with the Commission pursuant to subparagraph (1) or (4) of Rule 424(b) of the Rules and Regulations or as part of a post-effective amendment to such Registration Statement as originally declared effective which is declared effective by the Commission; if the Company files a term sheet pursuant to Rule 434 of the Rules and Regulations, the Company will provide evidence satisfactory to you that the Prospectus and term sheet meeting the requirements of Rule 434(b) or (c), as applicable, of the Rules and Regulations, have been filed, within the time period prescribed, with the Commission pursuant to subparagraph
(7) of Rule 424(b) of the Rules and Regulations; if for any reason the filing of the final form of Prospectus is required under Rule 424(b)(3) of the Rules and Regulations, it will provide evidence satisfactory to you that the Prospectus contains such information and has been filed with the Commission within the time period prescribed; it will notify you promptly of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; promptly upon your request, it will prepare and file with the Commission any amendments or supplements to the Registration Statement or Prospectus which, in the reasonable opinion of Testa, Hurwitz & Thibeault, LLP, counsel to the Placement Agents ("Placement Agents'
                                                            -----------------
Counsel"), may be necessary or advisable in connection with the placement of the
-------
Shares by the Placement Agents; it will promptly prepare and file with the Commission, and promptly notify you of the filing of, any amendments or supplements to the Registration Statement or Prospectus which may be necessary to correct any statements or omissions, if, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event shall have occurred as a result of which the Prospectus or any other prospectus relating to the Shares as then in effect would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and it will file no amendment or supplement to the Registration Statement or Prospectus which shall not previously have been submitted to you a reasonable time prior to the proposed filing thereof or to which you shall reasonably object in writing, subject, however, to compliance with the Act, the Rules and

Regulations, the Exchange Act and the rules and regulations of the Commission thereunder and the provisions of this Agreement.

          (b) The Company will advise you, promptly after it shall receive notice or obtain knowledge, of the issuance of any stop order by the Commission suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

          (c) The Company will use its best efforts to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may designate and to continue such qualifications in effect for so long as may be required for purposes of the distribution of the Shares, except that the Company shall not be required in connection therewith or as a condition thereof to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction in which it is not otherwise required to be so qualified or to so execute a general consent to service of process. In each jurisdiction in which the Shares shall have been qualified as above provided, the Company will make and file such statements and reports in each year as are or may be reasonably required by the laws of such jurisdiction.

          (d) The Company will furnish to you, as soon as available, and, in the case of the Prospectus and any term sheet or abbreviated term sheet under Rule 434, in no event later than the first (1st) full business day following the first day that Shares are traded, copies of the Registration Statement (three of which will include all exhibits), each Preliminary Prospectus, the Prospectus and any amendments or supplements to such documents, including any prospectus prepared to permit compliance with Section 10(a)(3) of the Act, and the Incorporated Documents (three of which will include all exhibits), all in such quantities as you may from time to time reasonably request. Notwithstanding the foregoing, if BancAmerica Robertson Stephens, on behalf of the several Placement Agents, shall agree to the utilization of Rule 434 of the Rules and Regulations, the Company shall provide to you copies of a Preliminary Prospectus updated in all respects through the date specified by you in such quantities as you may from time to time reasonably request. To the extent applicable, such documents shall be identical in all material respects to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (e) The Company will make generally available to its securityholders as soon as practicable, but in any event not later than the forty-fifth (45th) day following the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement, an earnings statement (which will be in reasonable detail but need not be audited) complying with the provisions of Section 11(a) of the Act and covering a twelve (12) month period beginning after the effective date of the Registration Statement.

          (f) During a period of five (5) years after the date hereof, the Company will furnish to its stockholders as soon as practicable after the end of each respective period, annual reports (including financial statements audited by independent certified public accountants), will file with the Commission unaudited quarterly reports of operations for each of the first three quarters of the fiscal year, and will furnish to the Placement Agents, upon request (i) statements of operations of the Company for each of the first three (3) quarters in the form furnished to the Company's stockholders, (ii) a balance sheet of the Company as of the end of such fiscal year, together with statements of operations, of stockholders' investment, and of cash flows of the Company for such fiscal year, accompanied by a copy of the certificate or report thereon of independent certified public accountants, (iii) as soon as they are available, copies of all reports (financial or other) mailed to stockholders, (iv) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, any securities exchange or the NASD, (v) every material press release and every material news item or article in respect of the Company or its affairs which was generally released to stockholders or prepared by the Company or any of its subsidiaries, and (vi) any additional information of a public nature concerning the Company or its subsidiaries, or its business which you may reasonably request. During such five (5) year period, if the Company shall have active subsidiaries, the foregoing financial statements shall be on a consolidated basis to the extent that the accounts of the Company and its subsidiaries are consolidated, and shall be accompanied by similar financial statements for any significant subsidiary which is not so consolidated.

          (g) The Company will apply the net proceeds from the sale of the Shares in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

          (h) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Stock.

          (i) If the transactions contemplated hereby are not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement to be performed hereunder or to fulfill any condition of the Placement Agents' obligations hereunder pursuant to Section 6, or if the Placement Agents shall terminate this Agreement pursuant to Section 9(i), the Company will reimburse the Placement Agents for all out-of-pocket expenses (including reasonable fees and disbursements of Placement Agents' Counsel) incurred by the Placement Agents in investigating or preparing to market or marketing the Shares under this Agreement.

          (j) If at any time during the ninety (90) day period after the Registration Statement or any post-effective amendment thereto becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, subject to the advice of its counsel, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

          (k) The Company shall use its reasonable efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares.

     5.   Expenses.
          --------

          (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees with each of the Placement Agents and Gilford that:

              (i) The Company will pay and bear all costs and expenses in connection with the preparation, printing and filing of the Registration Statement (including financial statements, schedules and exhibits), Preliminary Prospectuses and the Prospectus and any amendments or supplements thereto; the printing of this Agreement, the Preliminary Blue Sky Survey and any Supplemental Blue Sky Survey and any instruments related to any of the foregoing the issuance and delivery of the Shares hereunder to the Investors, including transfer taxes, if any, the cost of all certificates representing the Shares and transfer agents' and registrars' fees; the fees and disbursements, of counsel for the Company; all fees and other charges of the Company's independent certified public accountants; the cost of furnishing to the Placement Agents copies of the Registration Statement (including appropriate exhibits), Preliminary Prospectus and the Prospectus, and any amendments or supplements to any of the foregoing; NASD filing fees and the cost of qualifying the Shares under the laws of such jurisdictions as you may designate (including filing fees and disbursements of Placement Agents' Counsel in connection with such NASD filings and Blue Sky qualifications and reasonable fees of Placement Agents' Counsel in connection with such Blue Sky qualifications); and all other expenses directly incurred by the Company in connection with the performance of their obligations hereunder.

              (ii) In addition to its other obligations under Section 7(a) hereof, the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding described in
Section 7(a) hereof, it will reimburse the Placement Agents and Gilford on a monthly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Placement Agents and Gilford for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Placement Agents and Gilford shall promptly return such payment to the Company together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) listed from time to time in The Wall Street Journal which represents the base rate on corporate loans posted by a substantial majority of the nation's thirty (30) largest banks (the "Prime
                                                                     -----
Rate").  Any such interim reimbursement payments which are not made to the
----
Placement Agents or Gilford within thirty (30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

          (b) In addition to its other obligations under Section 7(b) hereof, each Placement Agent and Gilford, severally and not jointly, agrees that, as an interim measure during the pendency of any claim, action investigation, inquiry or other proceeding described in Section 7(b) hereof, it will reimburse the Company on a monthly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of such Placement Agent's or Gilford's obligation to reimburse the Company for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company shall promptly return such payment to such Placement Agent or Gilford, as the case may be, together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company within thirty (30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

          (c) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 5(a)(ii) and 5(b) hereof, including the amounts of any requested reimbursement payments, the method of determining such amounts and the basis on which such amounts shall be apportioned among the reimbursing parties, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Any such arbitration will be limited to the operation of the interim reimbursement provisions contained in Sections 5(a)(ii) and 5(b) hereof and will not resolve the ultimate propriety or enforceability of the obligation to indemnify for expenses which is created by the provisions of Sections 7(a) and 7(b) hereof or the obligation to contribute to expenses which is created by the provisions of Section 7(d) hereof.

     6.   Conditions of Placement Agents' Obligations.  The obligations of the
          -------------------------------------------
Placement Agents hereunder shall be subject to the accuracy, as of the date hereof and the Closing Date, of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the following additional conditions (any of which may be waived by BancAmerica Robertson Stephens, on behalf of the several Placement Agents):

          (a) The Registration Statement and any post-effective amendment thereto shall have become effective not later than 2:00 P.M., Pacific time, on the date following the date of this Agreement or such later date as shall be consented to in writing by you; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or either Placement Agent, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus) shall have been complied with to the satisfaction of Placement Agents' Counsel.

          (b) All corporate proceedings and other legal matters in connection with this Agreement, the form of Registration Statement and the Prospectus, and the registration, authorization, issue, sale and delivery of the Shares, shall have been reasonably satisfactory to Placement Agents' Counsel; and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this Section; and such counsel shall have rendered to you such opinions as you may reasonably request.

          (c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date there shall not have been any change in the financial condition, earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise from that set forth in the Registration Statement or Prospectus, which, in your sole judgment, is material and adverse and that makes it, in your sole judgment, impracticable or inadvisable to proceed with the offering of the Shares as contemplated by the Prospectus.

          (d) You shall have received on the Closing Date a written opinion of Brown, Rudnick, Freed & Gesmer, counsel for the Company, dated the Closing Date and addressed to the Placement Agents and Gilford to the effect that:

              (i) The Company and each subsidiary (other than the Partnership) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and the Partnership is duly and validly organized and validly existing as a limited partnership under the laws of the Commonwealth of Massachusetts;

              (ii) The Company and each subsidiary (other than the Partnership, which has the partnership power and authority) has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus;

              (iii) The Company is duly qualified to do business as a foreign corporation and is in good standing in the Commonwealth of Massachusetts. To such counsel's knowledge, the Company does not own or control, directly or indirectly, any corporation, association or other entity other than ABIOMED Cardiovascular, Inc., ABIODENT, Inc., ABIOMED R&D, Inc., ABD Holding Company, Inc., Abiomed Research & Development, Inc. and the Partnership;

              (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" as of the dates stated therein, the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and, to such counsel's knowledge, will not have been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right;

              (v) All issued and outstanding shares of capital stock of each subsidiary (other than the Partnership) of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and, to such counsel's knowledge, have not been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right and, to such counsel's knowledge, are owned by the Company free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest;

              (vi) All partnership interests in the Partnership are duly and validly created and issued limited partnership interests, and, to such counsel's knowledge, have not been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right, and, to such counsel's knowledge, the Company and its other subsidiaries own 61.7% of the partnership interests in the Partnership, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest;

              (vii) The Shares have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms hereof, will be duly and validly issued and fully paid and nonassessable, and will not have been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right (other than such rights as are duly and validly waived);

              (viii) The Company has the corporate power and authority to enter into this Agreement and to issue, sell and deliver to the Investors the Shares to be issued and sold by it hereunder;

              (ix) This Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and is a valid and binding agreement of the Company and enforceable against the Company in accordance with its terms;

              (x) Such counsel has been orally advised by the Commission that the Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act;

              (xi) The Registration Statement and the Prospectus, and each amendment or supplement thereto (other than the financial statements (including supporting schedules) and financial and statistical information derived therefrom as to which such counsel need express no opinion), as of the effective date of the Registration Statement, complied as to form in all material respects with the requirements of the Act and the applicable Rules and Regulations; and each of the Incorporated Documents (other than the financial statements (including supporting schedules) and the financial and statistical information derived therefrom as to which such counsel need express no opinion) complied when filed pursuant to the Exchange Act as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder;

              (xii) The terms and provisions of the capital stock of the Company conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus, and the statements under the captions "Capitalization" and "Description of Capital Stock," to the extent that they constitute summaries of documents referred to therein or matters of law or legal conclusions, have been reviewed by such counsel, are accurate in all material respects and fairly present the matters set forth therein; and the forms of certificates evidencing the Common Stock and filed as exhibits to the Registration Statement comply with Delaware law;

              (xiii) The description in the Registration Statement and the Prospectus of the charter and bylaws of the Company and of statutes are accurate in all material respects and fairly present the information required to be presented by the Act and the applicable Rules and Regulations with respect thereto;

              (xiv) To such counsel's knowledge, there are no agreements, contracts, leases or documents to which the Company is a party of a character required to be described or referred to in the Registration Statement or Prospectus or any Incorporated Document or to be filed as an exhibit to the Registration Statement or any Incorporated Document which are not described or referred to therein or filed as required;

              (xv) The performance of this Agreement and the consummation of the transactions herein contemplated (other than performance of the Company's indemnification and contribution obligations hereunder, concerning which no opinion need be expressed) will not (a) result in any violation of the Company's charter or bylaws or (b) to such counsel's knowledge, result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any bond, debenture, note or other evidence of indebtedness, or any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument known to such counsel to which the Company is a party or by which its properties are bound, or any applicable statute, rule or regulation known to such counsel (other than state securities or Blue Sky laws or applicable anti-fraud provisions of federal securities laws, as to which such counsel need express no opinion except as otherwise set forth herein) or, to such counsel's knowledge, any law, order, writ, injunction, judgment or decree of any court, government or governmental agency or body having jurisdiction over the Company or any of its subsidiaries, or over any of their properties or operations;

              (xvi) No consent, approval, authorization or order of or qualification with any court, government or governmental agency or body having jurisdiction over the Company or any of its subsidiaries, or over any of their properties or operations is necessary in connection with the consummation by the Company of the transactions herein contemplated, except such as have been obtained under the Act and from the Nasdaq National Market or such as may be required under state or other securities or Blue Sky laws in connection with the purchase and the placement of the Shares by the Placement Agents and Gilford;

              (xvii) To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened against the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement or the Prospectus or any Incorporated Document by the Act or the Rules and Regulations or by the Exchange Act or the applicable rules and regulations of the Commission thereunder, other than those described therein;

              (xviii) To such counsel's knowledge, neither the Company nor any of its subsidiaries is presently in material violation of its respective charter or bylaws;

              (xix) To such counsel's knowledge, except as set forth in the Registration Statement and Prospectus and any Incorporated Document, no holders of Common Stock or other securities of the Company have registration rights with respect to securities of the Company and no holders of securities of the Company have rights known to such counsel to registration of such shares of Common Stock or other securities because of the filing of the Registration Statement by the Company; and

              (xx) Upon the delivery of and payment for the Shares as contemplated in this Agreement, each of the Investors will receive valid marketable title to the Shares purchased by it from Company, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest. In rendering such opinion, such counsel may assume that the Investors purchased in good faith and without notice of any defect in the title of the Shares being purchased from the Company.

     In addition, such counsel shall state that such counsel has participated in conferences with officials and other representatives of the Company, the Placement Agents, Placement Agents' Counsel and the independent certified public accountants of the Company, at which such conferences the contents of the Registration Statement and Prospectus and related matters were discussed, and although they are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as specifically provided above), nothing has come to the attention of such counsel which leads them to believe that, at the time the Registration Statement became effective and at all times subsequent thereto up to and on the Closing Date, the Registration Statement and any amendment or supplement thereto (other than the financial statements including supporting schedules and other financial and statistical information derived therefrom and other financial or statistical data, as to which such counsel need express no comment) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or at the Closing Date, the Registration Statement, the Prospectus and any amendment or supplement thereto (except as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel shall also state that, to its knowledge, the conditions for the use of Form S-3 set forth in the General Instructions thereto have been satisfied.

     Counsel rendering the foregoing opinion shall not be required to opine as to questions of law except for those involving the laws of the United States, the Commonwealth of Massachusetts or the State of Delaware, and as to questions of fact upon representations or certificates of officers of the Company, and of government officials, in which case their opinion is to state that they are so relying and that they are not aware of any material misstatement or inaccuracy in any such opinion, representation or certificate. Copies of any opinion, representation or certificate so relied upon shall be delivered to the Placement Agents and to Placement Agents' Counsel.

     (e) You shall have received on the Closing Date an opinion of Testa, Hurwitz & Thibeault, LLP, in form and substance satisfactory to you, with respect to the sufficiency of all such corporate proceedings and other legal matters relating to this Agreement and the transactions contemplated hereby as you may reasonably require, and the Company shall have furnished to such counsel such documents as they may have requested for the purpose of enabling them to pass upon such matters.

     (f) You shall have received on the Closing Date the opinion of each of Lahive & Cockfield, LLP and Wolf, Greenfield & Sachs, PC, patent counsel to the Company, dated the Closing Date, in form and substance satisfactory to you and addressed to you, to the effect that they serve as patent counsel to Company, and addressing such other legal matters relating to this Agreement and the transactions contemplated hereby as you may reasonably require.

     (g) You shall have received on the Closing Date a letter from Arthur Andersen LLP addressed to you, dated the Closing Date, confirming that they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published Rules and Regulations and based upon the procedures described in such letter delivered to you concurrently with the execution of this Agreement (herein called the "Original Letter"), but
                                                    ---------------
carried out to a date not more than five (5) business days prior to the Closing Date, (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of such letter, or to reflect the availability of more recent financial statements, data or information. The letter shall not disclose any change in the financial condition, earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise from that set forth in the Registration Statement or Prospectus, which, in your sole judgment, is material and adverse and that makes it, in your sole judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus. The Original Letter from Arthur Andersen LLP shall be addressed to or for the use of the Placement Agents and Gilford in form and substance satisfactory to you and shall (i) represent, to the extent true, that they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published Rules and Regulations, (ii) set forth their opinion with respect to their examination of the consolidated balance sheet of the Company as of March 31, 1997 and related consolidated statements of operations, shareholders' investment, and cash flows for the twelve (12) months ended March 31, 1997, (iii) state that Arthur Andersen LLP has performed the procedures set out in Statement on Auditing

Standards No. 71 for a review of interim financial information on the financial statements for each of the quarters in the two-quarter period ended September 30, 1997 (the "Quarterly Financial Statements"), (iv) state that in the course
               ------------------------------
of such review, nothing came to their attention that leads them to believe that any material modifications need to be made to any of the Quarterly Financial Statements in order for them to be in compliance with generally accepted accounting principles consistently applied across the periods presented, (v) state that they reviewed the Company's system of internal accounting controls to the extent they deemed necessary in establishing the scope of their examination of the Company's consolidated financial statements as of March 31, 1997 and that in connection therewith, they did not issue a letter to the Company stating that they had discovered any weaknesses in internal controls that they considered to be material weaknesses, and (vi) address other matters agreed upon by Arthur Andersen LLP and you.

     (h) You shall have received on the Closing Date a certificate of the Company, dated the Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and you shall be satisfied that:

         (i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

         (ii) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act;

         (iii) When the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained all material information required to be included therein by the Act and the Rules and Regulations or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Act and the Rules and Regulations or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, the Registration Statement, and any amendment or supplement thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Prospectus, and any amendment or supplement thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended supplemented Prospectus which has not been so set forth;

         (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been (a) any material adverse change in the financial condition, earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise, (b) any transaction that is material to the Company, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company and its subsidiaries considered as one enterprise, incurred by the Company, except obligations incurred in the ordinary course of business, (d) any change in the capital stock or outstanding indebtedness of the Company or any of its subsidiaries that is material to the Company and its subsidiaries considered as one enterprise, (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (f) any loss or damage (whether or not insured) to the property of the Company which has been sustained or will have been sustained which has a material adverse effect on the financial condition, earnings, exemptions, business or business prospects of the Company and its subsidiaries considered as one enterprise; and

             (v) The Shares have been approved for listing on the Nasdaq National Market.

         (i) The Company shall have furnished to you such further certificates and documents as you shall reasonably request (including certificates of officers of the Company) as to the accuracy of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder and as to the other conditions concurrent and precedent to the obligations of the Placement Agents and Gilford hereunder.

     All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to Placement Agents' Counsel. The Company will furnish you with such number of conformed copies of such opinions, certificates, letters and documents as you shall reasonably request.

     7.  Indemnification and Contribution.
         --------------------------------

         (a) The Company agrees to indemnify and hold harmless each Placement Agent and Gilford against any losses, claims, damages or liabilities, to which such Placement Agent or Gilford may become subject under the Act, the Exchange Act or otherwise, specifically including, but not limited to, losses, claims, damages or liabilities, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any breach of any representation, warranty, agreement or covenant of the Company herein contained, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse the Placement Agents and Gilford for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the
--------  -------
extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, such Preliminary Prospectus or the Prospectus, or any such amendment or supplement thereto, in reliance upon, and in conformity with, written information relating to a Placement Agent or Gilford furnished to the Company by such Placement Agent or Gilford, directly or through you, specifically for use in the preparation thereof and, provided further, that
                                                          -------- -------
the indemnity agreement provided in this Section 7(a) with respect to any Preliminary Prospectus shall not inure to the benefit of the Placement Agents or Gilford with respect to any Investor asserting any losses, claims, damages, liabilities or actions based upon any untrue statement or alleged untrue statement of material fact or omission or alleged omission to state therein a material fact who purchased Shares, if a copy of the Prospectus in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected had not been sent or given to such person within the time required by the Act and the Rules and Regulations, unless such failure is the result of noncompliance by the Company with Section 4(d) hereof.

     The indemnity agreement in this Section 7(a) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls any Placement Agent or Gilford within the meaning of the Act or the Exchange Act. This indemnity agreement shall be in addition to any liabilities which the Company may otherwise have.

          (b) Each Placement Agent and Gilford, severally and not jointly, agrees to indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject under the Act or otherwise, specifically including, but not limited to, losses, claims, damages or liabilities, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any breach of any representation, warranty, agreement or covenant of such Placement Agent or Gilford, as the case may be, contained herein, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of subparagraphs (ii) and (iii) of this Section 7(b) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Placement Agent or Gilford, as the case may be, specifically for use in the preparation thereof, and agrees to reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action.

     The indemnity agreement in this Section 7(b) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each officer of the Company who signed the Registration Statement and each director of the Company, and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act. This indemnity agreement shall be in addition to any liabilities which the Placement Agents and Gilford may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof. Indemnification provided for in Section 7(a) or 7(b) shall not be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was actually prejudiced by the failure to give such notice; provided, however, that indemnification shall only be
                     --------  -------
limited to the extent of such prejudice; provided, further, that, the omission
                                         --------  -------
so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided,
                                                                --------
however, that if the defendants in any such action include both the indemnified
-------
party and the indemnifying party and the indemnified party shall have received a written opinion from counsel that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with appropriate local counsel) approved by the indemnifying party representing all the indemnified parties under Section 7(a) or 7(b) hereof who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved the terms of such settlement; provided that such
                                                        --------
consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) In order to provide for just and equitable contribution in any action in which a claim for indemnification is made pursuant to this Section 7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 7 provides for indemnification in such case, all the parties hereto shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that, except as set forth in Section 7(e) hereof, each Placement Agent and Gilford is responsible, severally and not jointly, for the portion represented by the percentage that such Placement Agent's fee or Gilford's portion of such Placement Agent's fee, as the case may be, bears to the gross proceeds received by the Company (before deducting such Placement Agent's fee or Gilford's portion of such Placement Agent's fee, as the case may be), and the Company is responsible for the remaining portion, provided, however, that (i) the Placement
                                       --------  -------
Agents and Gilford shall not be required to contribute any amount in excess of the amount of such Placement Agent's fee or Gilford's portion of such Placement Agent's fee, as the case may be (excluding expense reimbursements), received by such Placement Agent or Gilford and (ii) no person guilty of a fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The contribution agreement in this Section 7(d) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls either Placement Agent, Gilford or the Company within the meaning of the Act or the Exchange Act and each officer of the Company who signed the Registration Statement and each director of the Company.

          (e) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 7 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the Act and the Exchange Act.

     8.  Representations, Warranties, Covenants and Agreements to Survive
         ----------------------------------------------------------------
Delivery.  All representations, warranties, covenants and agreements of the
--------
Company, the Placement Agents and Gilford herein or in certificates delivered pursuant hereto, and the indemnity and contribution agreements contained in
Section 7 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Placement Agents or any controlling person within the meaning of the Act or the Exchange Act, or by or on behalf of the Company or any of its officers, directors or controlling persons within the meaning of the Act or the Exchange Act, and shall survive the delivery of the Shares to the Investors or termination of this Agreement.

     9.  Termination.
         -----------

     The Placement Agents shall have the right to terminate this Agreement and to terminate any obligation of the Investors to purchase the Shares by giving notice as hereinafter specified at any time at or prior to the Closing Date (i) if the Company shall have failed, refused or been unable to perform any agreement on its part to be performed, or because any other condition of the Placement Agents' obligations hereunder required to be fulfilled is not fulfilled, including, without limitation, any material adverse change in the financial condition, earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise from that set forth in the Registration Statement or Prospectus, or (ii) if additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, or trading in securities generally shall have been suspended on either such exchange or on the Nasdaq National Market, or if a banking moratorium shall have been declared by federal or New York authorities, or (iii) if the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as to interfere materially with the conduct of the business and operations of the Company and its subsidiaries considered as one enterprise regardless of whether or not such loss shall have been insured, or (iv) if there shall have been a material adverse change in the general political or economic conditions or financial markets as in the reasonable judgment of the Placement Agents makes it inadvisable or impracticable to proceed with the offering, sale and delivery of the Shares, or (v) if there shall have been an outbreak or escalation of hostilities or of any other insurrection or armed conflict or the declaration by the United States of a national emergency which, in the reasonable opinion of the Placement Agents, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus. In the event of any termination pursuant to subparagraph (i) above, the Company shall remain obligated to pay costs and expenses pursuant to Sections 4(i), 5 and 7 hereof. Any termination pursuant to any of subparagraphs (ii) through (v) above shall be without liability of any party to any other party except as provided in Sections 5 and 7 hereof.

     If you elect to terminate this Agreement as provided in this Section 9, you shall promptly notify the Company by telephone, telecopy or telegram, in each case confirmed by letter.

     10.  Notices.  All notices or communications hereunder, except as herein
          -------
otherwise specifically provided, shall be in writing and if sent to you shall be mailed, delivered, telegraphed (and confirmed by letter) or telecopied (and confirmed by letter) to BancAmerica Robertson Stephens, 555 California Street, Suite 2600, San Francisco, California 94104, telecopier number (415) 781-0278,
Attention: General Counsel; and if sent to the Company, such notice shall be mailed, delivered, telegraphed (and confirmed by letter) or telecopied (and confirmed by letter) to 33 Cherry Hill Drive, Danvers, MA 01923, telecopier number (978) 777-8411, Attention: Chief Executive Officer, with a copy to Brown, Rudnick, Freed & Gesmer, P.C., One Financial Center, Boston, MA 02111, telecopier number (617) 856-8201, Attention: Philip Flink.

     11.  Parties.  This Agreement shall inure to the benefit of and be binding
          -------
upon the Placement Agents, any sub-Placement Agent and the Company and their respective executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto and their respective executors, administrators, successors and assigns, and the controlling persons within the meaning of the Act or the Exchange Act, officers and directors referred to in Section 7 hereof, any legal or equitable right, remedy or claim in respect of this Agreement or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective executors, administrators, successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person or corporation.

     12.  Applicable Law.  This Agreement shall be governed by, and construed in
          --------------
accordance with, the internal laws of the State of California.

     13.  Counterparts.  This Agreement may be signed in several counterparts,
          ------------
each of which will constitute an original.



                  [Remainder of page intentionally left blank]

     If the foregoing correctly sets forth the understanding between the Company and the Placement Agents, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Placement Agents.

                              Very truly yours,



                              ABIOMED, INC.

                              By:
                                 --------------------------------
                              Title:
                                    -----------------------------

Accepted as of the date first above written:

BANCAMERICA ROBERTSON STEPHENS



By:
   -----------------------------
   Authorized Signatory


UBS SECURITIES LLC



By:
   -----------------------------
   Authorized Signatory


GILFORD SECURITIES INCORPORATED



By:
   -----------------------------
   Authorized Signatory